SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

LCA - VISION INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of LCA-Vision Inc. (the “Company”) to be held on May 15, 2012 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the purpose of considering and acting on the following:

1)	Election of the six director nominees named in the accompanying proxy statement to serve until the 2013 Annual Meeting.

2)	Ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2012.

3)	Approval, by an advisory vote, on the compensation paid by the Company to its named executive officers.

4)	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 16, 2012 will be entitled to vote at the meeting.

This year we are furnishing our proxy materials to our stockholders over the internet. You may read, print and download our Annual Report and Proxy Statement at the investor relations section of our website at www.lasikplus.com. We provided access to our proxy materials beginning on or about April 2, 2012. On that day, we either mailed the Notice of Internet Availability (the “Notice”), began mailing a paper copy of this proxy statement and proxy card to our stockholders, or delivered proxy materials electronically to stockholders who previously consented. The notice also provides instructions on how you can request a paper copy of these documents if you desire.

You may vote via the internet or by requesting a proxy card to complete, sign and return by mail. If you do attend the meeting, you may vote personally on all matters which are considered. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in submitting your proxy promptly.

By Order of the Board of Directors

Michael J. Celebrezze,
Senior Vice President of Finance, Chief Financial Officer and Treasurer

David L. Thomas
Chief Operating Officer

April 2, 2012

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders of LCA-Vision Inc. to be held on May 15, 2012. We are mailing the notice of the meeting to our stockholders on or about April 2, 2012.

OUTSTANDING VOTING SECURITIES

Each of the 18,968,154 shares of our common stock outstanding on March 16, 2012, the record date for the Annual Meeting, is entitled to one vote on all matters coming before the meeting. Only stockholders of record on our books at the close of business on March 16, 2012 will be entitled to vote at the meeting, either in person or by proxy.

If on the record date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

PROXIES AND VOTING

The proxy names two of our officers, Michael J. Celebrezze and David L. Thomas, as the individuals who will vote your shares as you instruct when you vote by mail, telephone or the internet. If a stockholder of record submits a signed proxy without affirmatively designating how they wish it to be voted, Mr. Celebrezze and Mr. Thomas will vote your shares in accordance with the recommendation of the Board of Directors.

For beneficial stockholders, the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the website where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials, if you prefer. You have the right to direct your nominee on how to vote your common shares by following the voting instructions you received from your nominee.

If you hold LCA-Vision shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. Your broker has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm, but not on any other item on the meeting agenda. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

A broker “non-vote” occurs when the stockholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Registered and beneficial stockholders can enroll in the electronic delivery service for future stockholder meetings by using your Notice to register online at www.proxyvote.com, by indicating that you agree to receive or access shareholder communications electronically in future years.

YOUR PERSONAL VOTE IS VERY IMPORTANT. WE URGE YOU TO VOTE AND/OR PROVIDE YOUR NOMINEE WITH VOTING INSTRUCTIONS PROMPTLY.

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On Proposal 1, the election of directors, the six nominees receiving the most “For” votes from the holders of shares present in person or by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent auditors for 2012, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

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To be approved, Proposal 3, approval of executive compensation, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

We are soliciting proxies from our stockholders principally by mail or electronically, but we may also have our directors, officers and other employees solicit proxies in person or by telephone or other means. If these persons do assist in the proxy solicitation process, we will not compensate them over and above their regular salaries for doing so. We will reimburse brokers, banks and other record owners for their reasonable costs in forwarding materials to beneficial owners and obtaining voting instructions from those owners. We will pay all expenses relating to our solicitation of proxies.

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares as of the record date are present at the Annual Meeting in person or by proxy. The holders of 9,484,078 shares must be present in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will not be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting in person or by proxy may adjourn the Annual Meeting to another date.

To be valid, proxies must be received by the times detailed in the Notice and proxy card.

Holders of shares of common stock do not have appraisal rights under Delaware law in connection with the matters to be acted on at the Annual Meeting.

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy card or vote on the website with a later date.

2.	You may send a timely written notice that you are revoking your proxy to us at 7840 Montgomery Road, Cincinnati, Ohio 45236, Attention: Secretary.

3.

You may attend the Annual Meeting and vote in person. Simply attending the meeting will not by itself, however, revoke your prior vote. If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING

Proposal 1. Election of Directors. At the 2012 Annual Meeting, you will be asked to elect six directors to hold office until the 2013 Annual Meeting of Stockholders.

All existing directors have been nominated for election at the Annual Meeting. In addition, Mr. James C. Wachtman has been nominated and if elected, will fill a newly created seat on the Board. Each of the nominees was recommended to the Board of Directors by the Nominating and Governance Committee of the Board after consideration, as applicable, of past service on the Board and the experience, qualifications and skills noted in the biographical information below. Although we have no reason to believe that any nominee will, prior to the date of the meeting, become unable to serve if elected, if someone should, proxies will be voted for the election of any substitute nominee.

In an uncontested election, the governance guidelines and principles adopted by the Board of Directors require that any nominee for director who receives a greater number of votes “Withheld” from his election than votes “For” such election must tender his resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee then will recommend to the Board the action to be taken with respect to such resignation.

In accordance with our Governance Guidelines and Principles, the Board of Directors reviewed the continuation of services by Mr. Gutfreund and determined that an exception to our retirement policy was appropriate to allow him to serve for an additional term if he is reelected by stockholders.

The Board recommends that each nominee, described below, be elected to serve until the 2013 Annual Meeting or until his successor is elected and qualified.

William F. Bahl, age 61, has served as a member of the Board since 2005. He is the co-founder and President of Bahl & Gaynor Investment Counsel, an independent registered investment adviser located in Cincinnati. Prior to founding Bahl & Gaynor in 1990, he served as Senior Vice President and Chief Investment Officer at Northern Trust Company in Chicago and held prior positions at Fifth Third Bank and Mellon Bank. Mr. Bahl has been a director of Cincinnati Financial Corporation since 1995, serving as chair of that publicly traded company’s nominating committee and a member of the audit and investment committees, and since 2011, he has served as Lead Director. He was a trustee until 2006 of The Preferred Group of Funds. He has qualified for the Chartered Financial Analyst designation since 1979 and the Chartered Investment Counselor designation since 1990. His activities have included leadership and service on nonprofit community boards and foundations benefitting parks, schools, a hospital association and youth organizations. Mr. Bahl’s expertise helps support the Board’s oversight of our investment options and cash management objectives. His familiarity with public company governance structures and policies beyond our own contributes to full discussion and evaluation of our options.

John H. Gutfreund, age 82, has served as a member of the Board since 1997. Since 1993, Mr. Gutfreund has been the President of Gutfreund & Co. Inc., a financial management consulting firm. Mr. Gutfreund was a Senior Advisor of Collins Stewart LLC (formerly C.E. Unterberg Towbin), an investment partnership for high-growth technology companies, from January 2002 to September 2008. Formerly, Mr. Gutfreund was with Salomon Brothers from 1953-1991, most recently as its Chairman and Chief Executive Officer. Mr. Gutfreund is serving or has served as a director of numerous public companies, including since 2000 for Evercel, Inc., from 2000 to March 2007 of Maxicare Health Plans Inc., from 2004 to September 2007 of Compudyne Corp., and from 2005 to 2006 of GVI Security Solutions Inc. He is also a Member of The Brookings Institution; Council Advisory Committee in New York; member, Council on Foreign Relations; Lifetime Member, Board of Trustees, New York Public Library; Honorary Trustee, Oberlin (Ohio) College; and Chairman Emeritus and Member of the Board of Trustees, Aperture Foundation. Mr. Gutfreund’s career in the financial services industry and service on various public company boards provides insight into strategic decision-making and governance.

John C. Hassan, age 69, has served as a member of the Board since 1996. Mr. Hassan has been a consultant to BSC Ventures, a holding company in the printing and converting industry, since November 2006. Prior to that, he had been the President and CEO of Champion Printing, Inc., a direct mail printing company, for more than 15 years. Previously, he was Vice President Marketing of the Drackett Company, a division of Bristol-Myers Squibb. He currently serves on the boards of the Ohio Graphics Arts Health Fund and the Madeira/Indian Hill Fire Company. Mr. Hassan supplies the Board with insights on operational and financial management and marketing.

Edgar F. Heizer III, age 52, has served as a member of the Board since February 2009. He has been Chairman of Manus Health Systems, Inc., a multi-site dental-care provider, since July 1997 and was also Chief Executive Officer of Manus Health Systems from May 1999 through December 2004. Mr. Heizer also currently serves as Managing Member of Coral SR LLC (January 2006 to present) and Heizer Capital LLC (January 1995 to present), private management and investment firms focused on growth business opportunities. Previously, he was a partner of the law firm Gardner Carlton & Douglas. Mr. Heizer is a member of the National Association of Corporate Directors and a director of private companies including LB Limited and Trinchera Production Company. His experience in the healthcare industry together with his legal background bring valuable knowledge to the Board.

James C. Wachtman, age 51, has served as Chief Executive Officer of Pulse Technologies, a start-up medical device company focused on treating ischemic strokes, since September 2011. He has also been a Venture Partner for SV Life Sciences in its Healthcare Services sector since 2009. In addition, since 2010, Mr. Wachtman has managed a portfolio company for SV and Bain Capital, focused on providing outpatient pharmacy services for hospital systems. Prior to his work with SV Life Sciences, he served from 2004 to 2009 as President and Chief Executive Officer and a member of the Board of Directors of TLC Vision, Inc. (TLC), a national provider of laser vision correction, cataract services, and optometric services. Mr. Wachtman was named President and Chief Operating Officer of TLC in 2002 when its predecessor company, Laser Vision Centers (LVCI), was acquired. He was named President and Chief Operating Officer of LVCI in 1999 after being named Chief Operating Officer in 1996. He is a member of the Board of Directors of The Corner Pharmacy Holdings and of the advisory board for Home Delivery Incontinent Supplies. Mr. Wachtman’s experience in ophthalmology-related businesses, coupled with his leadership skills developed as a chief executive officer, bring valuable operational and growth management perspective to the Board.

E. Anthony Woods, age 71, has been non-executive Chairman of the Board since March 2006 and a director since 2004. Mr. Woods is Chairman and Chief Executive Officer of his privately owned firm, SupportSource LLC, which offers management, financial and investment consulting. He has been Chairman since 2003 of Deaconess Associations Inc., a Cincinnati-based, nonprofit healthcare services organization. From 1987 to 2003, he led Deaconess’ strategic expansion, serving as its President and Chief Executive Officer. He has been director since 1998 of Cincinnati Financial Corporation, a publicly traded company, serving on its compensation, executive and investment committees. He has been a director since 2008 and audit committee member of Anchor Funding Services LLC, a financial services company serving small businesses; a director since 2006 of Phoenix Health Systems, a privately owned information technology company serving hospitals and related organizations; and prior to its sale in 2010, a director since 2008 of Critical Homecare Solutions Inc., a privately owned company providing home healthcare services. Mr. Woods’s board and board committee service for multiple public and private companies in the healthcare and financial services sectors gives him a wide breadth of exposure to strategic, legal, investing, financing and operating issues and facilitates his contributions to oversight in these areas.

The complete mailing address of each director is c/o LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, OH 45236.

Each director holds office until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board.

Proposal 2. Ratification of Appointment of Independent Auditors. The Board desires to obtain from the stockholders an indication of their approval or disapproval of the Board’s action in appointing Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2012. Ernst & Young has served as our independent auditors since 2001.

If the resolution is defeated, the adverse vote will be considered a direction to the Board to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2012 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Information on fees billed by Ernst & Young for services during 2011 and 2010 is provided below.

Audit Fees. Audit fees totaled $455,000 and $434,000 in 2011 and 2010, respectively. Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of our internal control over financial reporting. Audit fees also include fees associated with reviews of our quarterly reports on Forms 10-Q and the statutory audit requirement with respect to our captive insurance company. Audit fees in 2011 also included a review of a registration statement.

Audit Related Fees. Audit related fees totaled $294,000 and $2,000 in 2011 and 2010, respectively. Audit-related fees in 2011 included a strategic industry analysis that (1) reasonably related to the performance of the audit or review of our financial statements and (2) was not reported under “Audit Fees” above.

Tax Fees. Tax related fees totaled $128,000 in each of 2011 and 2010 and were the result of tax compliance and other related services.

All Other Fees. Ernst & Young did not provide any products or perform any services for us in 2011 or 2010 other than the services described above.

The Board’s Audit Committee pre-approved the services provided and the fees charged by Ernst & Young.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

Proposal 3. Advisory Vote on Executive Compensation

At our 2011 Annual Meeting, we held our first “say-on-pay” vote as required by The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of stockholder votes cast in favor of our say-on-pay resolution. Our Compensation Committee has decided to retain for 2012 the same general approach to executive compensation, with a base salary and short- and long-term incentive compensation. Also, consistent with the Board of Directors’ recommendation and the affirmative vote of a majority of shares at the 2011 Annual Meeting, we will submit the non-binding resolution on named executive officer compensation to stockholders on an annual basis until the next frequency vote of stockholders.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to account for the challenges that the laser vision correction industry has faced in the last four years and continues to face, and as business conditions improve, are intended to reward our named executive officers for the achievement of operational goals, while simultaneously avoiding the encouragement of unnecessary or excessive risk-taking. Our compensation elements in 2011 focused on a reasonable base salary, performance-based cash incentives, and a combination of time-based and performance-based restricted stock units (“PRSUs”). We do not provide any perquisites or tax-gross ups, or excessive benefits upon a change in control.

The vote on this resolution relates to the compensation of our named executive officers, as a whole. The vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote is required for the advisory approval of this proposal.

The Board recommends a vote FOR the approval of named executive officer compensation.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

The Board met six times during 2011. During the year, all of the directors then in office attended at least 75% of the meetings of the Board and all committees of the Board on which they served. The Board has affirmatively determined that all of the directors and nominee for director, Messrs. Bahl, Gutfreund, Hassan, Heizer, Wachtman and Woods, are “independent” directors as defined in the Listing Rules of The NASDAQ Stock Market for Board and applicable committee service. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence. In making this determination, the Board considered, among other things, the service of Messrs. Bahl and Woods on the same board of another public company and the services provided by Mr. Woods to the Company as its Non-Executive Chairman and the fee he received therefor. The Board determined these relationships were not material to their independence.

Mr. Wachtman has been nominated to fill a new director seat that will be created if he is elected by stockholders at the Annual Meeting. Among the attributes described on page 6, the Board believes Mr. Wachtman’s experience in the laser vision correction industry and his executive experience will enable him to make a meaningful contribution to the Board’s oversight of our business. If elected at the Annual Meeting, the Board expects Mr. Wachtman will serve on all standing committees.

We have Board governance guidelines and principles that, together with the charters of the Board committees, provide the framework for our corporate governance. We also have a Code of Business Conduct and Ethics that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their services as directors. The Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is comprised solely of directors who are “independent” as defined above. Each committee has a charter for the conduct of its business. The Code of Business Conduct and Ethics, Board Governance Guidelines and Principles and committee charters are available on our website at www.lasikplus.com by clicking on “Investors” and “Corporate Governance.” You may request a copy of any of these documents to be mailed to you as described on the last page of this Proxy Statement. Any amendments to, or waivers from, the Code of Business Conduct and Ethics that apply to our principal executive and financial officers will be posted on our website.

We believe it is extremely important that our directors attend the Annual Meeting of Stockholders and expect them to do so each year, barring unforeseen circumstances. All of our directors attended the 2011 Annual Meeting.

Leadership Structure

The Board believes that it should have the flexibility to make determinations as to the role of Chairman of the Board, Chief Executive Officer or other management structure in the way that it believes best to provide appropriate leadership for us at any given point in time, and therefore does not have a policy in this regard. Over the last several years, we have had each of the following leadership structures, reflecting our circumstances at the time: separate Non-Employee Chairman and Co-Principal Executive Officers (2009-present); separate Non-Employee Chairman and Chief Executive Officer (2006-2009) and combined Chairman and Chief Executive Officer (1997-2006). The Board believes that its current leadership structure, with Mr. Woods serving as Non-Executive Chairman and Messrs. Celebrezze and Thomas serving as Co-Principal Executive Officers, is appropriate given their respective experience and our needs at this time.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to our financial statements, internal controls over financial reporting and auditing, accounting and financial reporting process generally. The Audit Committee is responsible for the selection, compensation and oversight of our independent auditors and for the pre-approval of all audit and permitted non-audit services to be performed by the independent auditors. Among other things, the Committee meets with the independent auditors to review and discuss the adequacy and effectiveness of our internal controls and its disclosure controls and procedures; to review our significant accounting and reporting principles and practices; to discuss the auditors’ judgments on the quality of our accounting principles; and to discuss any management letters issued by the independent auditors. The Audit Committee also is responsible for receiving and investigating any complaints regarding questionable accounting or auditing matters and violations of our Code of Business Conduct and Ethics, and reviews our risk assessment and risk management policies and programs.

Under the direction of the Audit Committee, the Internal Audit Department performs an annual risk assessment. The assessment includes a review of both internal and external factors as identified by a cross-functional employee group through a series of questionnaires and interviews. Based on the results, certain risk areas were reviewed. The assessment was updated for 2011 through a series of inquiries by the Internal Audit Department and the 2011 audit schedule was enhanced to place greater emphasis on key risk areas. The results of the assessment were presented to the full Board. The Audit Committee will continue to work with the Internal Audit Department to monitor current or potential risks and report to the full Board on a periodic basis.

The Audit Committee held 10 meetings in 2011. At four of these meetings, the Committee met separately with members of our internal audit department and with our independent auditors. The current members of the Committee are Messrs. Hassan (Chair), Bahl, Gutfreund, Heizer and Woods. The Board has determined that each of Messrs. Hassan, Bahl, Heizer and Woods qualifies as an “audit committee financial expert” under applicable SEC rules.

Audit Committee Report

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtains from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence as required by Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526. In accordance with the foregoing standard, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

The Audit Committee discusses and reviews with the independent auditors all communications required by the Securities and Exchange Commission, the requirements of the PCAOB, and the NASDAQ listing standards. These communications include those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the PCAOB in Rule 3200T. With and without management present, the Audit Committee discusses and reviews the results of the independent auditors’ examination of the Company’s consolidated financial statements and the effectiveness of its internal controls over financial reporting.

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2011 with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

March 14, 2012	John C. Hassan (Chair)
William F. Bahl
John H. Gutfreund
Edgar F. Heizer III
E. Anthony Woods

Compensation Committee

The Compensation Committee (the “Committee”) consists of Messrs. Bahl (Chair), Gutfreund, Hassan, Heizer and Woods. No member of the Committee has any interlocking relationship with the Company, as defined in applicable SEC rules and regulations. The Committee is responsible for developing and recommending our executive compensation principles, policies and programs to the Board. In addition, the Compensation Committee either determines or recommends to the Board on an annual basis the compensation to be paid to each of our executive officers. The principal responsibilities of the Compensation Committee include to:

•	Review and approve corporate goals, objectives and compensation of our chief executive officer or other executive officers and evaluate each person’s performance.

•	Discharge responsibilities of the Board with respect to our incentive compensation plans and equity-based plans and oversee the activities of the individuals responsible for administering these plans.

•	Review our overall compensation policies and practices for all employees as they relate to risk management practices and risk-taking incentives on at least an annual basis.

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Approve issuance or any material amendment of any tax qualified, non-discriminatory employee benefit plan or parallel non-qualified plan pursuant to which a director, officer, employee or consultant will acquire restricted or unrestricted stock, performance units or options.

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Approve issuances under, or any material amendment of any stock incentive or other similar plan pursuant to which a person not previously our employee or director, as an inducement to the individual’s entering into employment with us, will acquire restricted or unrestricted stock, performance units or options.

The Compensation Committee met nine times during 2011. The executive officers are not present during any voting or deliberations of the Committee regarding the executive officers’ compensation.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members. During 2011, the Committee did not delegate any of its duties or responsibilities.

The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The authority to retain compensation consultants to assist in the evaluation of director, chief executive officer or other executive officer compensation is vested solely in the Committee. The Committee currently utilizes the services of Total Rewards Strategies (“TRS”) as its independent compensation consultant. Neither TRS nor its affiliates provide other products or services to us. This consultant has provided information to the Committee on the types and amounts of compensation paid to executive officers by various comparator groups of public companies. This information was used by the Committee as described under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee was established under and has the responsibilities set forth in its charter. During 2011, the Nominating and Governance Committee held five meetings. The current members of the Nominating and Governance Committee are Messrs. Heizer (Chair), Bahl, Gutfreund, Hassan and Woods.

Responsibilities of the Nominating and Governance Committee include searching for and recommending qualified nominees for election to the Board; identifying Board members qualified to fill vacancies on Board committees; recommending to the full Board programs and procedures relating to the compensation, evaluation, retention, retirement and resignation of directors; reviewing and making recommendations to the Board to address stockholder resolutions; addressing Board performance; and reviewing the performance of senior management for purposes of management succession. The Nominating and Governance Committee has the authority to engage outside advisors at our expense. The Nominating and Governance Committee will consider, on at least an annual basis, whether the number of directors should be increased, remain the same or be decreased. To the extent vacancies on the Board exist, either as the result of a director not standing for re-election or resigning or as a result of an increase in the size of the Board, the Nominating and Governance Committee will seek candidates who are qualified to fill the vacancy. In evaluating candidates, the Nominating and Governance Committee will consider such qualifications as its members then deem of most benefit to the Company. Experience in the healthcare field is considered a valuable but not necessary qualification. The Nominating and Governance Committee does not have a specific policy regarding diversity, but focuses instead on a potential director’s experiences that have the potential to provide helpful perspective to the Board.

In identifying director candidates, the Nominating and Governance Committee expects to rely upon the experience of its own members along with recommendations that may be made by others, including our executive officers and stockholders of the Company. Stockholders who wish to suggest possible candidates should direct their suggestions to the attention of our Secretary, who will then forward the suggestions to the Nominating and Governance Committee. Candidates suggested by stockholders should at a minimum meet the qualifications set forth above. Candidates suggested by stockholders will be considered on the same basis as those suggested to the Nominating and Governance Committee by other individuals. In 2011, we did not receive any recommendations for director nominations from stockholders owning more than 5% of our common stock.

EXECUTIVE OFFICERS

Our current executive officers are Michael J. Celebrezze, Senior Vice President of Finance, Chief Financial Officer and Treasurer; David L. Thomas, Chief Operating Officer; and Rhonda S. Sebastian, Senior Vice President of Human Resources.

Michael J. Celebrezze, age 55, was named Senior Vice President of Finance, Chief Financial Officer and Treasurer on December 1, 2008. He had previously served as interim Chief Financial Officer since June 2008 and Senior Vice President of Finance and Treasurer since July 2007. Mr. Celebrezze joined us in July 2006 as Vice President of Finance and Treasurer from First Transit, Inc., a national public transportation company with $400 million in revenue, where he served as Chief Financial Officer from June 2001 through June 2006. Prior to joining First Transit, he was employed for 17 years with APCOA/Standard Parking, where he held a variety of financial positions including Executive Vice President and Chief Financial Officer. Mr. Celebrezze holds a Certified Public Accounting designation in Ohio (inactive) and received a B.S. in Accounting from Kent State University and an M.B.A. from John Carroll University.

David L. Thomas, age 53, was named Chief Operating Officer in June 2009. He joined LCA-Vision as Senior Vice President of Operations in April 2008. Prior to joining us, he was a Senior Manager of McDonald’s Corp., serving as Chief Operating Officer of Boston Market, Inc. from 2004 until September 2007. From 2001 until 2004, he was Division President and Senior Vice President, Operations for Boston Market. Previously, Mr. Thomas held a number of positions with McDonald’s Corporation from 1991 to 2001 in marketing and operations including, in 2001, serving as Country Market Manager of McDonald’s Puerto Rico. Mr. Thomas is a graduate of the U.S. Military Academy at West Point.

Rhonda S. Sebastian, age 58, joined LCA-Vision in June 2009 as Senior Vice President of Human Resources. Ms. Sebastian previously served as Vice President of Human Resources at LCA-Vision from October 2005 through October 2006. She has more than 30 years experience in human resources, including the past 16 years in senior management positions. Prior to re-joining LCA-Vision, Ms. Sebastian served as Vice President Organization and Management Development for SENCORP, a leader in the pneumatic tools and fastening systems, from October 2006 to February 2009. Additionally, from July 2004 through October 2005, Ms. Sebastian served as Vice President Organizational Effectiveness and from September 2001 through July 2004 as Vice President Human Resources & Shared Services at Sara Lee Foods. Ms. Sebastian also served as Vice President Human Resources at Sara Lee Branded Apparel Latin America Group from April 1997 through September 2001. Ms. Sebastian holds a Human Capital Strategist designation from the Human Capital Institute.

Compensation Committee Report on Executive Compensation

The undersigned comprise the members of the Compensation Committee of the Board of Directors of LCA-Vision Inc. The Committee was responsible for reviewing the performance and establishing the individual compensation of the Company’s executive officers for 2011.

The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for our 2012 Annual Meeting of Stockholders.

March 14, 2012	William F. Bahl (Chair)
John H. Gutfreund
John C. Hassan
Edgar F. Heizer III
E. Anthony Woods

COMPENSATION OF EXECUTIVE OFFICERS

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive officers. Although some measures of performance-based awards are available to other employees, we do not believe the amount of potential compensation or performance metrics for any employees create incentives that are reasonably likely to have a material adverse effect on us.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Given the incremental improvement in the Company’s financial performance in 2010 and the expectations for 2011, the Compensation Committee readjusted elements of compensation to include performance-based cash incentives, time and performance-based equity awards, along with reasonable base salary. This reflected the Company’s focus on its long-term viability through stabilization and improvement of its core laser vision correction business, with measured expansion and diversification into other services related to the eye.

The Company’s 2011 performance resulted in the first increase in full-year revenues and procedure volume since 2007, which was achieved despite continued low consumer confidence levels. The Company also narrowed its 2011 operating loss by 70%, an improvement of $15.4 million. Notwithstanding these improvements, the Company did not meet the metrics necessary for the named executive officers to earn equity performance awards, but it did meet the objectives for benefits to be paid under its short-term cash bonus plan.

Result of 2011 Say-on-Pay Vote

At our 2011 Annual Meeting, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of stockholder votes cast in favor of our say-on-pay resolution. As they evaluated our compensation practices throughout 2011 and to date in 2012, the Compensation Committee and management were mindful of the strong support our stockholders expressed for our philosophy and compensation structure. As a result, our Compensation Committee has decided to retain for 2012 our general approach to executive compensation that rewards our named executive officers as they deliver value for our stockholders through improvement in the operating results of the business.

Components and Philosophy of Executive Compensation

The Compensation Committee seeks to set total compensation for our executive officers at levels that are competitive with that paid to executives with similar levels of responsibilities at similarly-sized corporations that are deemed comparable to us, taking into account the business. The Compensation Committee’s goal is to provide total compensation, assuming achievement of target performance measures for incentive compensation, that approximates the 50th percentile of the comparable companies and that approaches the 75th percentile of total compensation at such comparable companies, if maximum performance measures are achieved.

In furtherance of this goal, the Compensation Committee’s then compensation consultant prepared for the Committee’s review a list of 25 comparable companies in late 2007. With the assistance of the Committee’s compensation consultant, the Committee reviewed the peer group in early 2011 and adopted a new peer group. Compensation for the named executive officers in 2011 and 2012 has been set by the Committee using the new peer group of 21 companies selected from healthcare, hospitality, medical devices and retail companies with similar revenue, profitability, number of employees, market capitalization and compensation strategy/governance. This group consists of the following:

Alliance HealthCare Services	FARO Technologies	SonoSite
Allied Healthcare Products	HearUSA	Stereotaxis
BIOLASE Technology	Kensey Nash	Synergetics
Books-A-Million	Meridian Bioscience	Synovis Life Technologies
Build-A-Bear Workshop	NovaMed	Theragenics
Cutera	Palomar Medical Technologies	Tuesday Morning
Cynosure	Solta Medical	Vital Images

Using the comparator group, the Committee’s compensation consultant advises the Committee as to the nature of the elements of compensation paid by the comparable companies and then calculates a market rate of compensation for each such element for each named executive officer’s position (which is generally from 80% to 120% of the 50th percentile of the element of compensation paid by those companies, with the exception of the equity component which is subject to limits imposed by our stock plans).

The compensation of our executive officers is, therefore, designed to be competitive with that paid by the comparable companies and for 2011 included three elements, namely (i) base salary, (ii) performance-based cash incentives, and (iii) time- and performance-based equity awards. In general, the proportion of an executive officer’s compensation that is incentive-based compensation increases with the level of responsibility of the officer. In 2011, the allocation among the elements of compensation had more focus on stock-based compensation, including performance-based awards. The allocation to equity incentive compensation, in addition to encouraging and rewarding success over the performance period, is intended to tie the executive’s interest to our long-term success by giving the executive an equity interest in us and requiring continued employment with us to realize the full equity awards.

The compensation program is designed to further our current strategic goals, which are to increase stockholder value by focusing on improving operating results through increases in revenue coupled with operating efficiencies. Executive officers also receive various benefits generally available to all of our employees, such as a 401(k) plan and medical plans.

Other than new hires, the Compensation Committee typically takes actions with regard to executive officer cash and stock compensation in the first quarter of each year after financial results for the prior fiscal year have been finalized.

Base Salaries

The Compensation Committee seeks to set base salaries for our executive officers at levels that are competitive with the market rate for executives with similar roles and responsibilities at comparable companies, adjusted to reflect the performance of the individual executive officer. The Committee has established a target range of 80% to 120% of median level. In setting annual salaries for individuals, the Compensation Committee first considers the market rate compensation paid for similar positions at companies in the comparator group as a benchmark forecast. On a periodic basis, the Committee uses a performance development assessment designed to provide a consistent and efficient approach to evaluating performance, including both a self assessment and a reviewer/supervisor assessment. Generally, the Committee evaluates the executive officers and makes compensation decisions. In each case, the decision is based upon the appropriate market rate salary adjusted subjectively by the Committee to reflect the results of the individual performance development assessment.

Salaries paid to our named executive officers during 2011 are provided in the Summary Compensation Table. No changes in salary were made in 2011. In February 2012, the Committee approved 3% increases to each of the named executive officers in recognition of continued improvement in the Company’s performance and limited or no raises in the past two years.

Cash Bonus Plan

After consultation with its independent compensation consultant, Total Rewards Strategies, in February 2011 the Compensation Committee approved a cash bonus plan for 2011 based on attaining targets for adjusted operating income/(loss), same-store revenue improvement and individual goals based on business function as follows:

Measurement	Target	Maximum	Actual	Weighting
Adjusted Operating Income (1)	$(16,314,000)	$(12,000,000)	$(10,476,000)	75%
Same-Store Revenue (2)	$92,845,440	$95,424,480	$98,607,000	25%

(1)	Adjusted Operating Income is calculated as GAAP operating income minus deferred revenue for separately priced warranties, plus restructuring and impairment charges minus gains on assets sales.
(2)	Based on December 31, 2010 revenue from 54 vision centers of approximately $87 million

The allocation of the 2011 cash bonus components for the named executive officers was as follows:

	Performance Metrics		Business Function Goals (1)	Co-Leadership Addition (2)	Total Maximum Opportunity of Base Salary
	Target	Maximum
Michael J. Celebrezze	25%	40%	10%	10%	60%
David L. Thomas	25%	40%	10%	10%	60%
Rhonda S. Sebastian	15%	30%	10%	N/A	40%

(1)	The Business Functional Goals included individual objectives designed to drive improvements in growth, quality, and organizational effectiveness.
(2)

The additional 10% opportunity was for recognition of responsibilities assumed by Messrs. Celebrezze and Thomas in the absence of a chief executive officer, which was weighted 75% to achieving the Adjusted Operating Income goal and 25% to achieving the Same-Store Revenue goal.

Our 2011 performance resulted in the following cash payments to the named executive officers under the plan.

Name	Adjusted Operating Income	Same-Store Revenue	Business Function Goals	Co- Leadership Addition	Total Bonus Percentage	Amount Earned
Michael J. Celebrezze	20%	20%	6.67%	10%	56.67%	$147,342
David L. Thomas	20%	20%	3.31%	10%	53.31%	$162,600
Rhonda S. Sebastian	15%	15%	8.00%	N/A	38.00%	$72,200

The Compensation Committee has approved the same structure for the 2012 cash bonus plan. The amounts for target and maximum performance awards will be disclosed in next year’s proxy statement due to the competitive sensitivity of the information.

Equity Incentive Grants

Our stock incentive plans authorize the Compensation Committee to award stock options, restricted stock and restricted stock units (“RSUs”) to executive officers and other key employees. We designed our stock incentive grants to align the long-term interests of our key employees with those of our stockholders by enabling key employees to develop and maintain significant long-term equity ownership positions.

The value and number of stock incentives we grant to an executive officer are market based and adjusted to reflect the executive’s level of performance responsibility as reflected in his or her performance development assessment. The Compensation Committee uses an approach similar to that used in setting salary compensation as described above.

In the past, the Compensation Committee established a long-term equity incentive program under which a performance measure for each year was established, performance goals were set and threshold, target and maximum performance share award opportunities were made to our executive officers at the beginning of the year. The Committee considered the form in which equity consideration awards should be made for 2011. In doing so, the Committee noted the uncertain economic conditions under which we were operating and the effect that external factors, such as consumer confidence and the overall economy, might have upon our results of operations.

In February 2011, consistent with 2010, the Committee decided to issue two tranches of RSUs to the named executive officers. For 2011, time-based awards represented one-third of the equity opportunity and PRSUs represented the remaining two-thirds. The time-based awards vest in three annual installments and are subject to forfeiture if the officer is not employed by the Company on the vesting dates. The Company granted each of Messrs. Celebrezze and Thomas 11,333 RSUs and Ms. Sebastian 6,667 RSUs under the time-based component. In addition, Messrs. Celebrezze and Thomas had the opportunity to earn 22,667 PRSUs and Ms. Sebastian had the opportunity to earn 13,333 PRSUs, based on performance criteria of achieving 20% improvement in total shareholder return (50%) and revenue from new business of $8 million (25%) and $10 million (25%). The PRSUs were subject to three-year cliff vesting. The Committee believes this structure meets stockholder alignment and share ownership objectives. The Committee and Board evaluated the risks that this structure would create and determined that Board oversight of significant operating plans, such as marketing spending and capital expenditures, mitigated the risks of the objectives. As these performance metrics were not met, the PRSUs were cancelled. In February 2012, the Committee awarded 5,000 immediately-vested RSUs to Mr. Celebrezze in recognition of his efforts on special projects in 2011.

The Committee has approved a similar equity program for 2012. The only change in structure is that total shareholder return will be measured over two years. The Committee views this change as favorable because the total stockholder return measurement is designed to improve long-term stockholder value rather than short-term results. We will report results of this program in the first proxy statement after completion of the performance period.

Severance Arrangements

As discussed under Potential Post-Employment Payments below, we entered into agreements with our named executive officers during 2008 and 2009. The Compensation Committee and Board considered these agreements important as a tool to retain executives during difficult economic times or in the event of a change in control. The Compensation Committee reviewed the agreements with its compensation consultant, which advised that the agreements were consistent with benefits offered by comparable companies.

Stock Ownership Guidelines

Each director and named executive officer must maintain stock ownership with a cost basis of at least $100,000 pursuant to the Company’s stock ownership guidelines. We expect this level of investment to be achieved within five years of the individual being appointed a director or named executive officer at a cumulative rate of at least one-fifth, or $20,000, each year. Equity awards by us to the directors and executives are included in determining compliance with the stock ownership guidelines and valued at the amount that is included as taxable compensation by the recipient. Vested (but not unvested) stock options also are included, valued at the strike price of the options that vest. Upon the request of a director or named executive, the Compensation Committee may consider a waiver of the guidelines in view of the personal circumstances of the director or executive. As of March 16, 2012, all of our Directors and Named Executive Officers were in compliance with the guidelines.

Accounting and Tax Treatments of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to our Chief Executive Officer or any of our other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders. Our stockholders have approved our stock incentive plans. We intend the plans to qualify as performance-based compensation and be fully deductible by us. Base salary, discretionary cash bonuses and time-based restricted stock does not so qualify. The Compensation Committee is cognizant of this limitation, but because the compensation of our named executive officers does not approach this amount, it is not a material limitation on our executive compensation program at this time.

Review of Past Awards

When evaluating the current year compensation awards, the Compensation Committee reviews awards made in prior years in addition to benchmark data from comparable companies.

Adjustment or Recovery of Awards

Under the 2011 Stock Incentive Plan, if, at any time within one year after the date on which a participant exercised an option or on which restricted stock vests, the Committee determines in its discretion that we have or a subsidiary has been materially harmed by the participant, then any gain realized by the participant shall be paid by the participant to us upon notice from us. The Dodd-Frank Act also requires recoupment of compensation in certain situations.

Timing of Grants

We have not timed, and we do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The current policy of the Compensation Committee is that grants of options or restricted stock for all employees, including executive officers, will be approved during, or pre-approved with an effective grant date during, a trading “window period,” which we define as a period beginning on the third day following release of its quarterly financial results and ending 15 days before the end of the next fiscal quarter. If we are in possession of material non-public information at the time of any proposed grant, action may be deferred until the information has been made public. Restricted stock grants to newly appointed or newly promoted executive officers will be effective on the date approved by the Compensation Committee (or, if later, the first day of employment).

COMPENSATION TABLES

Summary

The following table summarizes the annual compensation of our current Principal Executive Officers, Principal Financial Officer and of each of our other executive officers (the “named executives”) for services rendered to us in all capacities in 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Bonus Plan ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)	Total Realized Compensation (3)
Michael J. Celebrezze Senior Vice President of Finance, Chief Financial Officer and Treasurer	2011	$260,000	$—	$147,342	$79,218	$—	$486,560	$349,612
	2010	$260,000	$50,000	$—	$296,140	$—	$606,140	$286,000
	2009	$260,000	$26,000	$—	$—	$—	$286,000	$260,722
David L. Thomas Chief Operating Officer	2011	$305,000	$—	$162,600	$79,218	$—	$546,818	$394,612
	2010	$300,000	$50,000	$—	$296,140	$—	$646,140	$327,500
	2009	$275,000	$27,500	$—	$—	$—	$302,500	$397,787
Rhonda S. Sebastian (1) Senior Vice President of Human Resources	2011	$190,000	$—	$72,200	$46,602	$—	$308,802	$240,970
	2010	$190,000	$30,000	$—	$156,780	$—	$376,780	$201,084
	2009	$110,833	$11,084	$—	$—	$—	$121,917	$110,833

(1)	Ms. Sebastian began her employment with us on June 1, 2009 and was named an executive officer on the same date.
(2)

Represents the grant date fair value in accordance with FASB ASC Topic 718 for stock awards. Messrs. Thomas and Celebrezze were awarded 11,333 time-based RSUs and 22,667 PRSUs; Ms. Sebastian was awarded 6,667 time-based RSUs and 13,333 PRSUs, all on March 2, 2011. Due to not meeting the performance criteria, the PRSUs issued on March 2, 2011 were cancelled. On March 2, 2010, Messrs. Thomas and Celebrezze were awarded 17,000 time-based RSUs and 17,000 PRSUs and Ms. Sebastian was awarded 9,000 time-based RSUs and 9,000 PRSUs.

(3)

The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for the total amounts. The Total Realized Compensation represents: (1) Total compensation under applicable SEC rules, minus (2) the aggregate grant date fair value of RSUs awarded in the calendar year, plus (3) the value realized in the calendar year from the vesting shares of prior year RSU awards. Also, the Total Realized Compensation reflects any bonus actually paid in the calendar year, whereas Total compensation under SEC rules reflects any bonus earned in respect of the prior the calendar year.

Plan-Based Compensation

The following table summarizes the programs under which grants of equity-based compensation were available to the named executives in 2011.

2011 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1) Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Michael J. Celebrezze	3/2/2011	11,333	22,667	$237,660
David L. Thomas	3/2/2011	11,333	22,667	$237,660
Rhonda S. Sebastian	3/2/2011	6,667	13,333	$139,800

(1)

Awards under the Company’s Stock Incentive Plan. See “Compensation Discussion and Analysis” for a discussion of these awards. The performance goals for 2011 were not met; therefore, Messrs. Thomas and Celebrezze’s 22,667 and Ms. Sebastians’s 13,333 performance-based shares were cancelled.

The following table reflects outstanding options and stock awards at December 31, 2011.

Outstanding Equity Awards at Fiscal 2011 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (6)
Michael J. Celebrezze	11,029	7,352	(1)	$14.28	3/5/2018	39,666	(3)	$325,998
David L. Thomas	12,999	8,664	(2)	$12.94	4/1/2018	39,666	(4)	$325,998
Rhonda S. Sebastian	—	—		$—		21,667	(5)	$177,252
Vesting Schedule
(1) Michael J. Celebrezze
3/2/2012	3,676
3/2/2013	3,676

	7,352
(2) David L. Thomas
3/2/2012	4,332
3/2/2013	4,332

	8,664
(3) Michael J. Celebrezze
	2010 Award				2011 Award
3/2/2012	5,667			3/2/2012	3,778
3/2/2013	22,666			3/2/2013	3,778

	28,333			3/2/2014	3,777

					11,333
(4) David L. Thomas
	2010 Award				2011 Award
3/2/2012	5,667			3/2/2012	3,778
3/2/2013	22,666			3/2/2013	3,778

	28,333			3/2/2014	3,777

					11,333
(5) Rhonda S. Sebastian
	2010 Award				2011 Award
3/2/2012	3,000			3/2/2012	2,223
3/2/2013	12,000			3/2/2013	2,222

	15,000			3/2/2014	2,222

					6,667

(6)	Share prices of $8.71 and $6.99 used for calculations of market value for the 2010 and 2011 awards, respectively. These were the closing prices on March 2 of the years for which the awards were given.

None of the named executive officers exercised any stock options in 2011.

Employment Agreements and Potential Post-Employment Payments

Effective June 26, 2008, we entered into agreements with each of Messrs. Celebrezze and Thomas. On September 8, 2009 we entered into an agreement with Ms. Sebastian. The principal terms of the agreements are as follows:

•

The executive’s employment will be for a one-year term that will be automatically renewed for successive one-year periods, unless we or the executive provide written notice to the other party not to so renew at least 90 days prior to December 31 of each year.

•

The executive may terminate the agreement if (A) we have breached any material provision of the agreement; (B) there is a material diminution in the executive’s authority, duties or responsibilities; (C) there is a change of more than 35 miles in the executive’s workplace; or (D) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of our business and/or assets fails to assume all of our obligations under the agreement; in each case after notice and failure to cure. We may terminate the employment if (i) the executive has breached any material provision and within 30 days after notice thereof, the executive fails to cure such breach; or (ii) the executive at any time refuses or fails to perform, or misperforms, any of his obligations under or in connection with the Agreement in a manner of material importance to us and within 30 days after notice the executive fails to cure such action or inaction; or (iii) a court determines that the executive has committed a fraud or criminal act in connection with his or her employment that materially affects us.

•

If the executive’s employment is terminated by us for any reason other than pursuant to clauses (i) through (iii) above, or by the executive pursuant to clauses (A), (B), (C) or (D) above, or we give notice of non-renewal as described above, the executive shall be entitled to the following severance and benefits: (i) continuation of base salary and benefits for 12 months; (ii) in the case of any such termination occurring after the sixth complete month of the fiscal year termination, a bonus under our Executive Cash Bonus Plan for the year of termination in an amount based on actual performance for the year (provided that all subjective individual performance measures will be deemed satisfied), pro-rated for the fraction of the year during which the executive was employed, and payable when annual bonuses are paid to other senior executives; (iii) all of the executive’s Options and Time-Based Restricted Share Awards will vest in full; (iv) the executive will be issued shares under outstanding Performance-Based Restricted Share Awards based on the actual level of achievement of the performance criteria for the applicable performance period applicable to the Awards, pro-rated to reflect the number of days from the start of the applicable performance period to the date the executive ceases to be employed by us, divided by the total number of days in the applicable performance period, any such shares to be issued to the executive at the same time as shares are issued to other senior executive officers; and (v) specified accrual obligations.

•

In the event of a Change in Control (as defined under our 2006 Stock Incentive Plan), all of the executive’s Options and Time-Based Restricted Share Awards will vest in full and all of the executive’s Performance-Based Restricted Share Awards will be treated as earned at target (if the performance period is not then completed) and the shares subject thereto will be issued to the executive within 10 days of such Change in Control.

•	Each executive entered into a one-year Confidentiality, Inventions and Non-competition Agreement in connection with these agreements.

Other Arrangements

Our 2011 Stock Incentive Plan contains Change in Control provisions that provide that if an employee is terminated by us for any reason other than cause within three months after a Change in Control, all unvested stock options and grants become fully vested immediately.

The following table summarizes potential post-employment compensation to Mr. Celebrezze, Mr. Thomas and Ms. Sebastian for any reason other than involuntary termination with cause (in which case no payments would be made) based on an assumption that a triggering event took place on December 31, 2011 and using the $2.90 per share closing price for the common stock on that date.

	Mr. Celebrezze	Mr. Thomas	Ms. Sebastian
Compensation
Severance	$260,000	$305,000	$190,000
Time-Based Restricted Stock(1)	65,731	65,731	36,734
Performance-Based Restricted Stock(2)	49,300	49,300	26,100
Benefits and Perquisites
Health and Welfare Benefits	11,300	8,159	11,280

Total Compensation	$386,331	$428,190	$264,115

(1)

Their agreements call for an immediate vesting of all unvested awards. As of December 31, 2011, all options granted to these executives had a strike price of $14.28 for Mr. Celebrezze and $12.94 for Mr. Thomas, which were higher than the $2.90 market price. Therefore, we have determined their values as of that date to be $0. Also, it assumes the immediate vesting of time-based awards granted to the executive members on March 2, 2010 and March 2, 2011. In 2010, Mr. Thomas and Mr. Celebrezze received 17,000 RSUs and Ms. Sebastian received 9,000 RSUs that will vest in three equal annual installments. From this grant period, Mr. Thomas and Mr. Celebrezze have 11,333 RSUs and Ms. Sebastian has 6,000 RSUs remaining unvested. In 2011, Mr. Thomas and Mr. Celebrezze received 11,333 RSUs and Ms. Sebastian received 6,667 RSUs that will vest in three equal annual installments. The value of these awards as of December 31, 2011 is $2.90.

(2)

Their agreements call for an immediate vesting of all unvested awards on the occurrence of a trigerring event. Performance-based RSUs were granted to the executive members on March 2, 2010. Mr. Thomas and Mr. Celebrezze received 17,000 RSUs and Ms. Sebastian received 9,000 RSUs that will cliff vest after three years. Based on 2010 financial performance, these awards were earned in full, subject to cliff vesting. Additionally, PRSUs were granted to the executive members on March 2, 2011. Mr. Thomas and Mr. Celebrezze received 11,334 PRSUs and Ms. Sebastian received 6,667 PRSUs. Based on 2011 financial performance, these PRSUs were cancelled.

DIRECTOR COMPENSATION

Non-employee directors receive an annual fee of $40,000, paid one-half in cash and one-half in shares of unrestricted common stock. Payments are made quarterly in arrears, pro-rated from the time that an individual first becomes a director. In addition, each non-employee director receives a restricted share unit award having a value of $50,000, granted at the close of business on the date of our Annual Meeting of Stockholders and pro-rated based upon the date upon which an individual first became a director. These restricted share units vest over a two-year period, one half on the first anniversary of the date of issue and the remainder on the second anniversary of the date of issue, contingent on the individual remaining a non-employee director on those dates. The Chair of the Audit Committee receives an annual cash payment of $10,000 and the Chairs of the Compensation Committee and Nominating and Governance Committee each receive an annual cash payment of $5,000, payable quarterly. Finally, upon first becoming a non-employee director, an individual receives a grant of 1,000 restricted share units which vest over a two-year period. In addition to the compensation to non-employee directors listed above, in 2011 Mr. Woods received a fee of $125,000 paid quarterly in cash for his service as non-executive Chairman of the Board.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
E. Anthony Woods Chairman of the Board	$145,000	$70,000	$0	$0	$215,000
William F. Bahl	$25,000	$70,000	$0	$0	$95,000
John H. Gutfreund	$20,000	$70,000	$0	$0	$90,000
John C. Hassan	$30,000	$70,000	$0	$0	$100,000
Edgar F. Heizer III	$25,000	$70,000	$0	$0	$95,000

(1)	Reflects the grant date of fair value is measured by ASC 718 for awards made to directors in 2011.

The aggregate number of unvested stock awards at December 31, 2011 was:

Unvested Stock Awards
E. Anthony Woods	12,159
William F. Bahl	12,159
John H. Gutfreund	12,159
John C. Hassan	12,159
Edgar F. Heizer III	12,159

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of common stock, our only voting security, as of March 16, 2012, by (1) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each director and current named executive officers, and (3) all directors, nominee for director and current executive officers as a group, based upon 18,968,154 shares outstanding as of that date.

SEC rules provide that shares of common stock which an individual or group has a right to acquire within 60 days of March 16, 2012 are deemed to be outstanding for purposes of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)		Percent of Class
T. Rowe Price Associates, Inc.	2,804,754	(2)	14.79%
100 E. Pratt Street
Baltimore, MD 21202
Fidelity Management & Research Company	2,052,100	(3)	10.82%
82 Devonshire Street
Boston, MA 02109
BlackRock Inc.	1,459,443	(4)	7.69%
40 East 52nd Street
New York, NY 10022
Tiger Partners Trading LLC,	1,372,577	(5)	7.24%
Tiger Partners, LP, Tiger Partners PG, LLC
Tiger Management LLC, The Julian H. Robertson, Jr.
Revocable Trust,
Julian H. Robertson, Jr.
101 Park Avenue
New York, NY 10178
Morgan Stanley	1,133,676	(6)	5.98%
1585 Broadway
New York, NY 10036
Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, NY 10036
Edwardo Baviera Sabater, Julio Baviera Sabater, Fernando Llovet Osuna,	991,298	(7)	5.23%
Inversiones Telesan BV, Investment Ballo Holding BV and
Inversiones DARIO 3 BV
Paseo de la Castellano 20
P28046 Madrid, Spain
E. Anthony Woods, Chairman of the Board	70,803		*
William F. Bahl, Director	45,406	(8)	*
John H. Gutfreund, Director	44,375		*
John C. Hassan, Director	42,106	(9)	*
Edgar F. Heizer III, Director	24,451		*
James C. Wachtman, Director Nominee	—		*
Michael J. Celebrezze, Senior Vice President of Finance, Chief Financial Officer and Treasurer	39,053	(10)	*
David L. Thomas, Chief Operating Officer	28,877	(11)	*
Rhonda S. Sebastian, Senior Vice President of Human Resources	9,449		*
All directors and executive officers as a group (8 persons)	304,520	(12)	1.6%

*	Less than 1%

(1)

Except as otherwise noted, the persons named in the table have sole voting and dispositive powers with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For Messrs. Woods, Bahl, Gutfreund, Hassan and Heizer, the RSUs to be awarded on March 31, 2012 for their service as board members have not been included in this table since the number of shares is not yet determinable.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 8, 2012, in which T. Rowe Price Associates, Inc. reported having sole voting over 277,004 shares of common stock and sole dispositive powers over 2,804,754 shares of common stock.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2012, in which Fidelity Management & Research Company and Edward C. Johnson 3d each reported having sole dispositive and voting power over 2,052,100 shares of common stock.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 13, 2012, in which BlackRock, Inc. reported having sole voting and dispositive powers over 1,459,443 shares of common stock.

(5)

This information is based on a Schedule 13G/A filed with the SEC on February 13, 2012. According to this filing, Tiger Partners Trading LLC, Tiger Partners, LP, Tiger Partners GP LLC, Tiger Management LLC, Julian H. Robertson, Jr. Revocable Trust and Julian H. Robertson, Jr. have shared voting and dispositive powers over 1,372,577 shares of common stock.

(6)

This information is based on a Schedule 13G/A filed with the SEC on February 8, 2012. According to this filing, Morgan Stanley and Morgan Stanley Investment Management Inc. have sole voting power over 1,080,709 shares of common stock and sole dispositive power over 1,133,676 shares of common stock.

(7)

This information is based on a Schedule 13D filed with the SEC on October 13, 2011. According to this filing, Sr. Eduardo Baviera Sabater and Inversiones Telesan BV each have sole voting and dispositive power over 407,612 shares of common stock, Sr. Julio Baviera Sabater and Investment Ballo Holding BV each have sole voting and dispositive power over 397,600 shares of common stock and Sr. Fernando Llovet Osuna and Inversiones DARIO 3 BV each have sole voting and dispositive power over 186,086 shares of common stock.

(8)	Includes for Mr. Bahl 45,406 shares in his trust.
(9)	All of the shares owned by Mr. Hassan are held in a margin account.
(10)	Includes for Mr. Celebrezze 14,705 shares issuable upon the exercise of vested stock options and 24,348 shares held by his trust.
(11)	Includes for Mr. Thomas 17,331 shares issuable upon the exercise of vested stock options.
(12)	Includes 32,036 shares issuable upon the exercise of vested stock options held by such persons.

CERTAIN TRANSACTIONS

Related persons include our executive officers, directors, director nominees, 5% or more beneficial owners of our common stock and immediate family members of these persons. The Audit Committee is responsible for reviewing and approving or ratifying related-person transactions that would require approval under the proxy rules or which would affect independence under our principles of corporate governance. If an Audit Committee member or his or her family member is involved in a related-person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related-person transaction, the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related-person transaction, any other member of the Audit Committee) has delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

For the Audit Committee to approve a related-person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us. The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related-person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for us to continue with the transaction, the transaction is fair to us and the failure to comply with the policy’s pre-approval requirements was not due to fraud or deceit.

During 2011, there were no transactions or series of transactions involving the Company and any of its executive officers, directors, holders of more than 5% of our common stock or any immediate family member of any of the foregoing persons that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Any situation that might be construed as disqualifying a director as “independent” will be brought to the attention of the Nominating and Governance Committee which will make a recommendation to the Board regarding the director’s continued service on Board Committees.

2013 ANNUAL MEETING OF STOCKHOLDERS

In order for any stockholder proposal to be eligible for inclusion in our Proxy Statement and on our proxy card for the 2013 Annual Meeting of Stockholders, it must be received by our Secretary at the address shown on the cover of this Proxy prior to the close of business on December 2, 2012. Any proposal received after such date will be considered untimely. In accordance with the Bylaws, any stockholder who intends to propose any other matter to be acted upon at the 2013 Annual Meeting (but not include such proposal in our Proxy Statement) must inform us no later than February 14, 2013. If notice is not provided by that date, the persons named in our proxy for the 2013 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2013 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of security ownership and changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of copies of these forms, we believe that all Section 16(a) filing requirements were complied with on a timely basis during and for 2011, except for one transaction reported late by Mr. Woods.

STOCKHOLDER COMMUNICATIONS

The Board has established a process for stockholders to communicate with members of the Board. A stockholder should direct his or her communication in writing to the attention of our Secretary at the address shown on the cover of this Proxy Statement. The Secretary will forward the communication to the members of the Board.

HOUSEHOLDING PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding” that will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Annual Report on Form 10-K, Proxy Statement or notice, as applicable, unless the stockholders notify us that they wish to receive individual copies. Stockholders may revoke their consent to householding at any time by contacting us, either by calling us at (513) 792-5629 or by writing to our Secretary at the address set forth on the front page of this Proxy Statement. We will remove you from the householding program within 30 days of receipt of your notice, after which you will receive an individual copy of the Annual Report on Form 10-K, Proxy Statement or notice, as applicable.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge our Form 10-K for the fiscal year ended December 31, 2011, or any of the other corporate governance documents referred to in this Proxy Statement by writing to our Secretary at our address shown on the cover page of this Proxy Statement or calling 513-792-5629. These also are available on the SEC’s website at www.sec.gov or on our website at www.lasikplus.com.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 15, 2012

Meeting Information
LCA-VISION INC.	Meeting Type: Annual Meeting
For holders as of: March 16, 2012
Date: May 15, 2012 Time: 10:00 AM EST
	Location:	The Queen City Club
331 East Fourth Street
Cincinnati, Ohio 45202

LCA-VISION INC. 7840 MONTGOMERY ROAD ATTN. BARB KISE CINCINNATI, OH 45236	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  1. Annual Report / 10-K         2. Notice & Proxy Statement

  How to View Online:

  Have the information that is printed in the box marked by the arrow (located on the following page)

  and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:             sendmaterial@proxyvote.com

  *   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 01, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

  Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

01	William F. Bahl 02 John H. Gutfreund 03 John C. Hassan 04 Edgar F. Heizer III 05 James C. Wachtman
06	E. Anthony Woods

The Board of Directors recommends you vote FOR proposals 2 and 3.

2	Ratification of Ernst & Young LLP as independent auditors of the company for the fiscal year ending December 31, 2012.

3	Advisory vote to approve named executive officer compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. on May 14, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on May 14, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                    ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees
01	William F. Bahl 02 John H. Gutfreund 03 John C. Hassan 04 Edgar F. Heizer III 05 James C. Wachtman
06	E. Anthony Woods
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against		Abstain
2	Ratification of Ernst & Young LLP as independent auditors of the company for the fiscal year ending December 31, 2012.							☐	☐		☐
3	Advisory vote to approve named executive officer compensation.							☐	☐		☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
									SHARES CUSIP SEQUENCE	# #
	Signature [PLEASE SIGN WITHIN BOX]	Date		JOB #		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report / 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

PROXY LCA-VISION INC. 7840 Montgomery Road Cincinnati, OH 45236

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael J. Celebrezze and David L. Thomas, and each of them with full power of substitution, as proxies to vote as designated on the reverse side, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held May 15, 2012 at 10:00 a.m. ET at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof. A properly signed proxy that gives no direction will be voted in accordance with the recommendation of the Board of Directors or, if there is none, in accordance with their best judgment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side